UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2022 (May 13, 2022)

American Noble Gas Inc

(Exact name of registrant as specified in its charter)

Nevada	001-17204	87-3574612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15612 College Blvd.

Overland Park, KS 66219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (816) 955-0532

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

American Noble Gas Inc, a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with two accredited investors (the “Investors”) for the Company’s Senior Unsecured Convertible Promissory Notes due June 29, 2022 (the “Notes”), with an aggregate principal face amount of $850,000. The Notes are, subject to certain conditions, convertible into 2,125,000 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $0.40 (“Fixed Conversion Price”). The Company also issued an aggregate of 425,000 shares of Common Stock as commitment shares (“Commitment Shares”) to the Investors as additional consideration for the purchase of the Notes. The Commitment Shares, and together with the Notes and Conversion Shares, collectively, the “Securities”. The closing of the offering of the Securities occurred simultaneously with the execution and delivery of the Purchase Agreement and related transaction documents, pursuant to which the Investors purchased the Securities for an aggregate purchase price of $850,000. The Company has also granted the Investors certain automatic and piggy-back registration rights whereby the Company has agreed to register the resale by the Investors of the Conversion Shares. The Company relied on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder.

The Notes bear interest at a rate of eight percent (8%) per annum, may be voluntarily repaid in cash in full or in part by the Company at any time (subject to the occurrence of an event of default) in an amount equal to 120% of the principal amount of each Note and any accrued and unpaid interest, and shall be mandatorily repaid in cash in an amount equal to a) fifty percent (50%) of the then outstanding principal amount equal to 120% of the principal amount of each Note and any accrued and unpaid interest in the event of the consummation by the Company of any public or private offering or other financing pursuant to which the Company receives gross proceeds of at least $2,000,000 but not greater than $3,000,000; or b) one hundred percent (100%) of the then outstanding principal amount equal to 120% of the principal amount of a Note and any accrued and unpaid interest in the event of the consummation by the Company of any public or private offering or other financing pursuant to which the Company receives gross proceeds of in excess of $3,000,000. In addition, pursuant to the Notes, so long as a Note remains outstanding, the Company shall not enter into any financing transactions pursuant to which the Company sells its securities at a price lower than the Fixed Conversion Price, subject to certain adjustments, without written consent of the Investors.

The conversion of the Notes is each subject to beneficial ownership limitations such that the Investors may not convert the Notes to the extent that such conversion or exercise would result in an Investor being the beneficial owner in excess of 4.99% (or, upon election of the Investor, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon such conversion, which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

Pursuant to the Purchase Agreement, for a period of twelve (12) months after the Closing Date, as defined in the Purchase Agreement, the Investors have a right to participate in any issuance of the Common Stock, Common Stock Equivalents (as defined in the Purchase Agreement), conventional debt, or a combination of such securities and/or debt (a “Subsequent Financing”), up to an amount equal to thirty-five percent (35%) of the Subsequent Financing.

The Purchase Agreement also contains customary representations, warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties thereto. Each of the Investors has previously invested in securities of the Company or otherwise had pre-existing relationships with the Company; the Company did not engage in general solicitation or advertising with regard to the issuance and sale of the Securities. Each Investor represented that it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

Pursuant to the Purchase Agreement, the Company issued to the Investors, in a private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder (the “Private Placement”), the Securities.

The Company also entered into that certain registration rights side letter (the “Registration Rights Side Letter”), pursuant to which in the event the Company’s shares of Common Stock have not commenced trading on the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; or the New York Stock Exchange, within one hundred twenty (120) days after the Closing Date, and, thereafter, the Company agreed to file a registration statement under the Securities Act to register the offer and sale, by the Company, of Common Stock underlying the Notes in the event that the Notes are not repaid prior to such 120-day period.

The closing of the Private Placement took place on May 13, 2022.

On May 3, 2022, the Company entered into an operating agreement (the “Operating Agreement”) (subject to the payment in full of the Company’s obligation to make its capital contribution) pursuant to which the Company acquired 17 (or 60.7143%) of 28 limited liability membership interests (the “Interests”) in GMDOC, LLC, a Kansas limited liability company (“GMDOC”), for an aggregate purchase price of $4,037,500, and, was subsequently admitted as a member of GMDOC, subject to the Company paying its cash capital contribution in full.

With respect to its cash capital contribution, the Company paid a non-refundable cash deposit for the Interests in the amount of $50,000 on May 3, 2022. The Company paid the remainder of the cash contribution for the Interests, or $800,000, on May 16, 2022. The remainder of the Company’s capital contribution, or $3,187,500, was financed by the Bank Loan (as defined below).

GMDOC has acquired 70% of the working interests (the “Acquisition”) in certain oil and gas leases (the “GMDOC Leases”) from Castelli Energy, L.L.C, an Oklahoma limited liability company. The GMDOC Leases cover approximately 10,000 acres located in Southern Kansas near the Oklahoma border. The GMDOC Leases currently produce approximately 100 barrels of oil per day and 1.5 million cubic feet of natural gas per day on a gross basis.

GMDOC is managed by two other members – Darrah Oil Company, LLC, a Kansas limited liability company, and Grand Mesa Operating Company, a Kansas corporation (the “Managing Members”) – each of which also serve as the operating companies under the GMDOC Leases.

Pursuant to the terms of the Operating Agreement, each member agreed to pay GMDOC, as its capital contribution, $50,000 in cash per Interest, with the remainder to be financed, in part, by a loan to GMDOC from The Western State Bank, secured by GMDOC’s property, in the aggregate amount of $6,045,000 (the “Bank Loan”). The principal of the Bank Loan is to be repaid in 84 varying monthly installments, ranging from $170,000 at the beginning to $40,500 at the end of the loan term, with the first installment on July 1, 2022. The Bank Loan bears a variable interest beginning at an initial rate of 6% per annum with one rate adjustment after 36 months subject to a 6% minimum interest rate. Initial working capital requirements was financed by a loan to GMDOC from a Managing Member, in the maximum aggregate amount of $400,000 (the “Member Loan”), which is to be repaid over 12 months and bears interest at a rate of 6% per annum.

The foregoing descriptions of the Operating Agreement and the loans to be issued in connection therewith, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Operating Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

This Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in documents that the Company files from time to time with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On May 19, 2022, the Company issued a press release announcing the Acquisition and entry into the Operating Agreement described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Operating Agreement of GMDOC, LLC. (Filed herewith)
99.1	Press Release, dated May 19, 2022. (Filed herewith.)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2022	American Noble Gas, Inc.

	By:	/s/ Stanton E. Ross
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer